SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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The Greenbrier Companies, Inc.

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One Centerpointe Drive

Suite 200
Lake Oswego, Oregon 97035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 11, 2005

To Our Stockholders:

      The Annual Meeting of Stockholders of The Greenbrier Companies, Inc. (the “Company”) will be held beginning at 2:00 p.m. on Tuesday, January 11, 2005 at the Benson Hotel, 309 SW Broadway, Portland, Oregon for the following purposes:

1. Electing two directors of the Company;

2. Approving The Greenbrier Companies, Inc. 2005 Stock Incentive Plan;

3.	Ratifying the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2005; and

4. Transacting such other business as may properly come before the meeting.

      Only holders of record of the Company’s Common Stock at the close of business on November 19, 2004 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders at the time and place of the meeting and during ordinary business hours, for a period of 10 days prior to the meeting, at the principal place of business of the Company, One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035.

By Order of the Board of Directors,

Kenneth D. Stephens
Secretary

Lake Oswego, Oregon

November 22, 2004

      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

THE GREENBRIER COMPANIES, INC.

One Centerpointe Drive
Suite 200
Lake Oswego, Oregon 97035

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Greenbrier Companies, Inc. (the “Company”) of proxies to be voted at the 2005 Annual Meeting of Stockholders of the Company to be held beginning at 2:00 p.m. on Tuesday, January 11, 2005 at the Benson Hotel, 309 SW Broadway, Portland, Oregon, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for election of the nominees, for approval of The Greenbrier Companies, Inc. 2005 Stock Incentive Plan, for ratification of the appointment of the independent auditors and in support of the recommendations of management on such other business as may properly come before the meeting or any adjournments or postponements thereof.

      Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by the Company’s officers and regular employees or by telephone, facsimile or electronic transmission or express mail. The Company has also engaged Innisfree M&A Incorporated to assist it in the distribution of proxy materials and the solicitation of votes described below. The Company will pay Innisfree a fee of $10,000 plus customary costs and expenses for these services. The Company has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its engagement. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement is first being mailed to stockholders on or about November 22, 2004.

VOTING

      Holders of record of the Company’s Common Stock at the close of business on November 19, 2004, will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of October 1, 2004, there were 14,883,542 shares of Common Stock outstanding and entitled to vote, and a majority, or 7,441,772 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the meeting. Stockholders are not entitled to cumulative voting in the election of directors. Abstentions will be counted in determining whether a quorum is present for the meeting and will be counted as a vote against any proposal. Broker non-votes will also be counted in determining whether a quorum is present, but will not be counted either for or against the proposal at issue. For shares held through a broker or other nominee who is a New York Stock Exchange member organization, such shares will only be voted in favor of the Greenbrier 2005 Stock Incentive Plan if the stockholder provides specific voting instructions to the broker or other nominee to vote the shares in favor of that proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Board of Directors is comprised of eight directors. The directors are divided into three classes, two of which are comprised of three directors each and one of which is comprised of two directors. One class is elected each year for a three-year term. The two nominees recommended by the Company’s Nominating and

Corporate Governance Committee and nominated by the Board of Directors for election as directors to serve until the Annual Meeting of Stockholders in 2008, or until their respective successors are elected and qualified, are Victor G. Atiyeh and Benjamin R. Whiteley. The nomination of Messrs. Atiyeh and Whiteley was approved by seven of the eight directors of the Company. Mr. Alan James, the former Chairman of the Board of Directors and the holder of 28.5% of the Company’s outstanding shares of Common Stock, voted against the nomination of Messrs. Atiyeh and Whitely. Mr. James has advised the Company that he intends to oppose the election of Messrs. Atiyeh and Whitely at the Annual Meeting of Stockholders. William A. Furman, a director and the holder of 28.5% of the Company’s outstanding shares of Common Stock, has advised the Company that he intends to vote all of his shares in favor of the election of Messrs. Atiyeh and Whiteley at the Annual Meeting of Stockholders. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The two nominees for director receiving the highest number of votes will be elected to the Board of Directors.

      Unless marked otherwise, proxies received will be voted FOR the election of each of two nominees.

      If a nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any adjournment or postponement thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominee named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that either of the nominees will be unwilling or unable to serve if elected a director.

      The Board of Directors recommends a vote FOR the election of Messrs. Atiyeh and Whiteley.

      The following table sets forth certain information about each nominee for election to the Board of Directors and each continuing director.

				Expiration
			Director	of Current
Name	Age	Positions	Since	Term

Nominees for Election
Victor G. Atiyeh(1)(2)(3)	81	Director	1994	2005
Benjamin R. Whiteley(1)(2)(3)	75	Chairman of the Board of Directors	1994	2005
Directors Continuing in Office
Alan James	74	Director	1981	2006
William A. Furman	60	President, Chief Executive Officer and Director	1981	2006
C. Bruce Ward	74	Director	1994	2006
Duane C. McDougall(1)(2)(3)	52	Director	2003	2007
A. Daniel O’Neal, Jr.	68	Director	1994	2007
Donald A. Washburn(2)(3)	60	Director	2004	2007

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

      Benjamin R. Whiteley, Chairman of the Board of Directors. Mr. Whiteley has served as a member of the board since 1994, was elected Chairman of the Board of Directors in October 2004. He is retired Chairman and Chief Executive Officer of Standard Insurance Company, an Oregon based life insurance company, where he served in a number of capacities over 44 years ending in 2000. Mr. Whiteley has served as a director of several other publicly held companies.

      William A. Furman, President, Chief Executive Officer and Director. Mr. Furman has served as the Company’s President and Chief Executive Officer since 1994. Mr. Furman also has been Managing Director of TrentonWorks Limited since March 1995 and was Chief Executive Officer of Gunderson, Inc. (“Gunderson”) from 1990 to 2000. Mr. Furman has been associated with the Company and its predecessor companies since 1974. Prior to 1974, Mr. Furman was Group Vice President for the Leasing Group of TransPacific Financial Corporation. Earlier he was General Manager of the Finance Division of FMC Corporation. Mr. Furman serves as a director of Schnitzer Steel Industries, Inc., a steel recycling and manufacturing company.

      Victor G. Atiyeh, Director. Mr. Atiyeh has served as a member of the board since 1994. Mr. Atiyeh has been a principal in Victor Atiyeh & Co., international trade consultants, since 1987. He was Governor of the State of Oregon from January 1979 to January 1987. Prior to being elected Governor, Mr. Atiyeh was President of Atiyeh Brothers, a private retail company. He also serves as a Director and Vice Chairman of Cedars Bank located in Los Angeles, California.

      Alan James, Director. Mr. James has served as a Director of the Company since the Company’s initial public offering in 1994 and served as the Chairman of the Company’s Board of Directors from 1994 until 2004. Mr. James has been associated with Company and its predecessor company since 1974. Mr. James was President of Greenbrier Leasing Corporation (“Greenbrier Leasing”) from 1979 to 1983. Prior to the acquisition of Greenbrier Leasing in 1981, Mr. James served as President and as a member of the Board of Directors of TransPacific Financial Corporation. Prior to joining TransPacific, Mr. James was Senior Vice President of Marketing for GATX-ARMCO-Boothe in San Francisco, California.

      Duane C. McDougall, Director. Mr. McDougall served as President and Chief Executive officer of Willamette Industries, Inc., an international forest products company, from 1998 to 2002. Prior to becoming President and Chief Executive Officer, he served as Chief Operating Officer and also Chief Accounting Officer during his 21-year tenure with Willamette Industries, Inc. He also serves as a director of West Coast Bancorp, InFocus Corporation and Cascade Corporation. The Board of Directors has determined that Mr. McDougall’s simultaneous service on three audit committees in addition to the Company’s audit committee will not impair his ability to effectively serve as a member of the Company’s audit committee.

      A. Daniel O’Neal, Jr., Director. Mr. O’Neal has been a Director of Gunderson since 1985. From 1973 until 1980, Mr. O’Neal served as a commissioner of the Interstate Commerce Commission and, from 1977 until 1980, served as its Chairman. From 1989 until 1996 he was Chief Executive Officer and owner of a freight transportation services company. He has been Chairman of Washington State’s Freight Mobility Board since being appointed by the Governor in 1998. Mr. O’Neal is Vice Chairman of the Washington State Transportation Commission, which serves as the board of directors for the State of Washington Transportation department.

      C. Bruce Ward, Director. Mr. Ward is Chairman of the Board of Directors of Gunderson. Mr. Ward has served as Chairman of Gunderson since 1990 and was its President and Chief Executive Officer from 1985 to 1989. Mr. Ward is a former director of Stimson Lumber Company, a privately-held forest products company.

      Donald A. Washburn, Director. Mr. Washburn was appointed as a director in August 2004. Mr. Washburn served as Executive Vice President of Northwest Airlines, Inc., an international airline, from 1995 to 1998. Prior to becoming Executive Vice President, he served as Senior Vice President for Northwest Airlines, Inc. from 1990 to 1995. Mr. Washburn served in several positions from 1980 to 1990 including Executive Vice President for Marriott Corporation, an international hospitality operation. He also serves as a director of LaSalle Hotel Properties, Key Technology, Inc, Amedisys, Inc., as well as several privately held companies and non-profit corporations.

Board Committees, Meetings and Charters

      During the year ended August 31, 2004, the Board of Directors held ten meetings. The Company maintains a standing Audit Committee, Compensation Committee and newly formed Nominating and Corporate Governance Committee. A current copy of each of the Committee Charters is available at the Company’s website at www.gbrx.com.

      Non-management Board members meet without management present at least once annually at a regularly scheduled executive session. The Company’s independent directors generally meet periodically in executive session in conjunction with meetings of committees of the Board of Directors which are composed entirely of independent directors. The Board does not designate any specific director to preside over these meetings.

      Messrs. Atiyeh, McDougall and Whiteley are the members of each of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors. Mr. Washburn is a member of Compensation and Nominating and Corporate Governance Committees of the Board of Directors. Effective as of the date of filing of this Proxy Statement, Mr. Washburn was appointed as the Chairman of the Nominating and Corporate Governance Committee and Mr. McDougall was appointed Chairman of the Audit Committee. The Audit Committee held five meetings and Compensation Committee held four meetings during the year ended August 31, 2004. The Nominating and Corporate Governance Committee held one meeting during the year ended August 31, 2004. The reports of the Audit and Compensation Committees for the year are included in this Proxy Statement. Each of the members of the committees is an independent director as defined under the rules of the New York Stock Exchange.

      The newly formed Nominating and Corporate Governance Committee (the “Nominating Committee”) is in the process of fulfilling its responsibilities under its charter, including, among other responsibilities, identifying individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board; selecting, or recommending that the Board selects, director nominees to be presented for stockholder approval at annual meetings of stockholders; selecting, or recommending to the Board, director nominees to fill vacancies on the Board as necessary; developing and recommending to the Board of Directors corporate governance principles applicable to the Company; and overseeing the evaluation of the Board of Directors, its committees and management. The Board annually reviews applicable standards and definitions of independence for Nominating Committee members and has determined that each member of the Nominating Committee meets such standards.

      The Nominating Committee receives suggestions for potential director nominees from many sources, including members of the Board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Nominating Committee in accordance with the Company’s policies governing submissions of nominees discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered by the Nominating Committee in the same manner as all other candidates.

      Qualifications for consideration as a nominee for the Board of Directors vary, depending upon the experience and background of incumbent directors as well as particular areas of expertise which the Nominating Committee desires to obtain for the benefit of the Company. The Nominating Committee has presently identified the following criteria, among others, as appropriate for consideration in identifying Board candidates:

•	Financial acumen and experience

•	Continuing activity in the business community

•	Age and maturity

•	Diversity considerations

•	Background in manufacturing or related industries

      Upon completion of the review process, the Nominating Committee makes its recommendation to the full Board of Directors. The Board then selects candidates for nomination for election by stockholders or appointment to fill vacancies.

      The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

      A stockholder wishing to nominate a candidate for election to the Company’s Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected should submit a written notice of his or her nomination of a candidate to the Nominating Committee of the Company in accordance with the procedures described in this Proxy Statement under “Stockholder Proposals.”

Communication with Directors

      Stockholders or other interested parties may communicate with members of the Board of Directors by mail addressed to the Chairman, to any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the Company’s headquarters at One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035. Such communications are distributed to the Board, to one or more individual members of the Board, or to a particular committee of the Board, as appropriate.

Annual Meeting Attendance by Directors

      The Company’s policy is to encourage Board members to attend the Company’s annual meetings of stockholders. All directors of the Company attended the annual meeting of stockholders in 2004.

COMPENSATION OF DIRECTORS

      Members of the Board of Directors who are employees of the Company are not separately compensated for serving on the Board of Directors. Directors who are not employees of the Company, other than the Chairman of the Board which is discussed below, are paid an annual retainer of $24,000, payable quarterly. To reflect the additional responsibilities of the Chairman of the Board, the Chairman of the Board receives an annual retainer, payable quarterly, of three times the annual retainer paid to non-employee directors, or currently, $72,000. All non-employee directors, including the Chairman of the Board, are also paid a meeting fee of $1,000 per meeting, plus reimbursement of expenses. In addition to the annual retainer, the Audit Committee chairman receives a $10,000 annual retainer and each other committee chairman receives a $5,000 annual retainer, in each case payable quarterly. In addition, Directors who are not employees of the Company will receive annual grants of restricted shares of the Company’s common stock worth $42,500 made immediately after the close of each annual stockholder meeting with such shares vesting in equal amounts over a three-year period, provided, that no grant shall be made to a non-employee director if such grant would cause that director to become an “Acquiring Person” (as defined in the Stockholder Rights Agreement between the Company and Equiserve Trust Company, N.A. dated as of July 13, 2004). In that case, the non-employee director would receive $42,500 cash in lieu of the grant of restricted shares. In the event a non-employee director ceases to be a director due to death or disability (as defined in the 2005 Stock Incentive Plan), or because he or she is not re-elected to serve an additional term as a director, any unvested restricted shares shall immediately become fully vested. If a non-employee director ceases to be a director by reason of removal or resignation as a member of the Board, any unvested restricted shares shall automatically be forfeited, and the shares subject to such award shall be available for grant under this Plan. During fiscal 2004, directors received no awards of restricted stock, options or other equity compensation.

      Mr. Whiteley also serves as a director of Gunderson, Inc. and, as such, receives a meeting fee of $1,000 per meeting of the Gunderson Board of Directors, plus reimbursement of expenses.

CERTAIN RELATIONSHIPS AND

RELATED PARTY TRANSACTIONS

      James-Furman & Company Partnership. Mr. James, a Director, and Mr. Furman, a Director, President and Chief Executive Officer of the Company, are partners in a general partnership, James-Furman & Company (the “Partnership”), that, among other things, engages in the ownership, leasing and marketing of railcars and programs for refurbishing and marketing of used railcars. In 1989, the Partnership and the

Company entered into presently existing agreements pursuant to which the Company manages and maintains railcars owned by the Partnership in exchange for a fixed monthly fee that is no less favorable to the Company than the fee the Company could obtain for similar services rendered to unrelated parties. The maintenance and management fees paid to the Company under such agreements in 2004 aggregated $108,270. In addition, the Partnership paid the Company fees of $60,000 in 2004 for administrative and other services. The management and maintenance agreements presently in effect between the Company and the Partnership provide that in remarketing railcars owned by the Partnership and the Company, as well as by unaffiliated lessors, the Company will, subject to the business requirements of prospective lessees and regulatory requirements, grant priority to that equipment which has been off-lease and available for the longest period of time. Additions to the lease fleet of new or used equipment are deemed to be off-lease and available from the date of addition to the fleet.

      Such agreements also provide that the Partnership will grant to the Company a right of first refusal with respect to any opportunity originated by the Partnership in which the Company may be interested involving the manufacture, purchase, sale, lease, management, refurbishing or repair of railcars. The right of first refusal provides that prior to undertaking any such transaction the Partnership must offer the opportunity to the Company and must provide the disinterested, independent members of the Board of Directors a period of not less than 30 days in which to determine whether the Company desires to pursue the opportunity. The right of first refusal in favor of the Company continues for a period of 12 months after the date that both of Messrs. James and Furman cease to be officers or directors of the Company. The Partnership has advised the Company that it does not currently expect to pursue acquisitions of additional railcars.

      Indebtedness of Management. Since the beginning of the Company’s last fiscal year, no director or executive officer of the Company has been indebted to the Company or its subsidiaries in excess of $60,000 except that L. Clark Wood, President of the Company’s manufacturing operations is indebted to, and has executed a promissory note in favor of, Greenbrier Leasing Corporation. The largest aggregate amount outstanding during fiscal year 2004 under such promissory note was $300,000. As of August 31, 2004 $200,000 remained outstanding under such note. In 2004, the Company forgave $100,000 in principal of such promissory note and has treated the amount forgiven as bonus earned. The promissory note is payable upon demand and is secured by a mortgage on Mr. Wood’s residence. The note does not bear interest and has not been amended since the issuance of the note in 1994.

      Option on Properties. In 1994, the Company granted Messrs. James and Furman a 10-year option to purchase three parcels of residential real estate owned by the Company at a purchase price equal to the greater of the Company’s adjusted basis in the properties or fair market value, as determined by an independent appraiser selected by the Company. Mr. James is in the process of exercising his option to purchase the property. The fair market value of the property has been appraised at $1,450,000. The transaction with Mr. James and the Company is expected to close prior to December 31, 2004.

      Policy. It is the Company’s policy that all proposed transactions by the Company with directors, officers, five percent stockholders and their affiliates be entered into only if such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of its Board of Directors.

      Litigation. On July 26, 2004, Alan James, a Director of the Company and the beneficial owner of 28.5% of the Company’s common stock, filed an action in the Court of Chancery of the State of Delaware against the Company and all of its directors (other than Mr. James). The action seeks rescission of the stockholder rights plan adopted by the Board on July 13, 2004, alleging, among other things, that directors breached their fiduciary duties in adopting the rights agreement and improperly delegated their duties in finalizing the terms of the rights agreement. The lawsuit does not seek monetary damages. On November 9, 2004 the Board of Directors ratified adoption of the rights agreement with one technical amendment. The Company believes the lawsuit is without merit and intends to vigorously defend its position.

Executive Officers of the Company

      The following are executive officers of the Company:

      William A. Furman, 60, is President, Chief Executive Officer and a director of Greenbrier, positions he has held since 1994. Mr. Furman is also Managing Director of TrentonWorks Limited, a manufacturing subsidiary. Mr. Furman was Chief Executive Officer of Gunderson, Inc., a manufacturing subsidiary, from 1990 to 2000 and was Vice President of Greenbrier, or its predecessor company, from 1974 to 1994. Mr. Furman serves as a director of Schnitzer Steel Industries, Inc., a steel recycling and manufacturing company.

      C. Bruce Ward, 74, is Chairman of the Board of Directors of Gunderson, Inc. and has served as a director of the Company since 1994. Mr. Ward has served as Chairman of Gunderson, Inc. since 1990 and was President and Chief Executive Officer from 1985 to 1989.

      Robin D. Bisson, 50, has been Senior Vice President Marketing and Sales since 1996 and President of Greenbrier Railcar, Inc., a subsidiary that engages in railcar leasing, since 1991. Mr. Bisson was Vice President of Greenbrier Railcar, Inc. from 1987 to 1991 and has been Vice President of Greenbrier Leasing Corporation, a subsidiary that engages in railcar leasing, since 1987.

      Larry G. Brady, 65, is Senior Vice President and Chief Financial Officer of the Company. Prior to becoming Senior Vice President in 1998, he was Vice President and Chief Financial Officer since 1994. Mr. Brady has been Senior Vice President of Greenbrier Leasing Corporation since he joined the Company in 1991.

      Mark J. Rittenbaum, 47, is Senior Vice President and Treasurer of the Company, a position he has held since 2001. Prior to becoming Senior Vice President, he was Vice President and Treasurer since 1994. Mr. Rittenbaum is also Vice President of Greenbrier Leasing Corporation and Greenbrier Railcar, Inc., positions he has held since 1993 and 1994.

      Linda M. Olinger, 43, is Vice President and Corporate Controller of the Company, a position she has held since January 2004. Prior to becoming Vice President, she was Corporate Controller since 2000.

      Timothy A. Stuckey, 54, has been President of Gunderson Rail Services Inc., the repair and refurbishment subsidiary, since May 1999, prior to which he served as Assistant Vice President of Greenbrier Leasing Corporation since 1987.

      Norriss M. Webb, 64, is Executive Vice President and General Counsel of the Company, a position he has held since 1994. He is also Vice President, Secretary and a director of Gunderson, Inc. Mr. Webb was Vice President of the Company from 1981 to 1994.

      L. Clark Wood, 62, has been President of Manufacturing Operations since April 1998, Chief Executive Officer and a director of Gunderson, Inc. since 2000, and Chief Executive Officer of TrentonWorks Limited since June 1995. Mr. Wood was President of Gunderson, Inc. from 1990 to 1999.

      William L. Bourque, 57, has held the position of Vice President International Marketing since 1999. Prior to that appointment, he served as Vice President Marketing of Greenbrier Leasing Corporation and Vice President of Greenbrier Intermodal.

      James T. Sharp, 50, has been President of Greenbrier Leasing Corporation since February 2004, prior to which he served as Vice President of Marketing and Operations of the Company since 1999 and was Vice President of Sales from 1996 to 1999.

      Executive officers are designated by the Board of Directors. There are no family relationships among any of the executive officers of the Company.

EXECUTIVE COMPENSATION

Cash and Non-Cash Compensation Paid to Certain Executive Officers

      The following table sets forth, for the years ended August 31, 2004, 2003 and 2002, compensation information with respect to the Company’s (a) Chief Executive Officer and (b) each of the other four most highly compensated executive officers (collectively, “Named Executive Officers”), based on the salary and bonus earned during 2004.

Summary Compensation Table

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal		Salary	Bonus(1)	Compensation	Options/SARs(2)	Compensation
Position	Year	($)	($)	($)	(#)	($)

Alan James	2004	222,480	660,460	—	—	—
Chairman of the Board	2003	216,000	6,480	—	—	—
	2002	216,000	—	—	—	—
William A. Furman	2004	444,960	660,460	—	—	407,500	(3)
President and Chief	2003	432,000	12,960	—	—	—	(3)
Executive Officer	2002	432,000	—	—	—	62,661	(3)
L. Clark Wood	2004	227,887	55,000	—	—	349,642	(4)
President, Manufacturing	2003	221,250	6,638	—	7,500	201,750	(4)
Operations	2002	202,969	—	—	—	201,305	(4)
Robin D. Bisson	2004	214,654	120,000	—	—	296,672	(5)
Sr. Vice President	2003	206,500	36,195	—	12,500	65,442	(5)
Marketing and Sales	2002	189,438	—	—	—	76,466	(5)
James T. Sharp	2004	200,611	110,000	—	—	45,815	(6)
President, Greenbrier	2003	174,200	20,340	—	7,500	3,290	(6)
Leasing, Corporation	2002	144,333	—	—	—	1,746	(6)

(1)	Includes bonuses paid during the year or paid during the subsequent year but attributable to the year indicated.

(2)	Grants of incentive stock options pursuant to the Company’s 1994 and 2000 Stock Incentive Plans.

(3)	Includes $407,500 in 2004 and $-0- in 2003 and 2002 for executive life insurance. Also includes $-0- in 2004 and 2003 and $62,661 in 2002 which represents the benefit to Mr. Furman for payments of the annual premium pursuant to a split dollar life insurance policy. The benefit was measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced.

(4)	Includes the Company’s contributions to the Greenbrier Leasing Corporation Target Benefit Plan for the benefit of Mr. Wood; $188,000 in 2004, $198,000 in 2003 and $192,000 in 2002, including cash payments made on behalf of Mr. Wood to cover the estimated tax liability resulting from the contribution; matching contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Wood; $3,798 in 2004, $3,750 in 2003 and $2,750 in 2002; $57,844 in 2004 and $-0- in 2003 and 2002 for executive life insurance; and $-0- in 2004 and 2003 and $6,555 in 2002 representing the benefit to Mr. Wood for payments of the annual premium pursuant to a split dollar life insurance policy. The benefit was measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. Also includes $100,000 in 2004 and $-0- in 2003 and 2002 for forgiveness of debt of a portion of a promissory note owed to Greenbrier Leasing Corporation.

(5)	Includes the Company’s contributions to the Greenbrier Leasing Corporation Target Benefit Plan for the benefit of Mr. Bisson; $56,000 in 2004, $62,000 in 2003 and $60,000 in 2002, including cash payments made on behalf of Mr. Bisson to cover the estimated tax liability resulting from the contribution; matching contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Bisson; $3,603 in 2004, $3,442 in 2003 and $1,569 in 2002; $97,500 in 2004 and $-0- in 2003 and 2002 for payment of estimated income tax relating to exercising options under the James-Furman 1994 Stock Option Plan; $139,569 in 2004 and $-0- in 2003 and 2002 for executive life insurance; and $-0- in 2004 and 2003 and $14,897 in 2002 representing the benefit to Mr. Bisson for payments of the annual premium pursuant to a split dollar life insurance policy. The benefit was measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced.

(6)	Includes the Company’s matching contribution to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Sharp; $3,365 in 2004, $3,290 in 2003 and $1,746 in 2002; $42,450 in 2004 and $-0- in 2003 and 2002 for executive life insurance

      No options were granted in 2004 to the Named Executive Officers:

      The following table sets forth the aggregate options exercised in the year ended August 31, 2004 and value of unexercised options to acquire shares of the Common Stock held by the Named Executive Officers on August 31, 2004.

Aggregated Option/SAR Exercises in Last Year and Year-End Option/SAR Values

	Aggregated Option
	Exercised in Last Fiscal
	Year
					Value of Unexercised
			Number of Unexercised		in-the-Money Options at
	Shares		Options at Year-End		Year-End($)(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Alan James	—	—	—	—	—	—
William A. Furman	—	—	—	—	—	—
L. Clark Wood	10,000	$83,684	41,500	31,000	$443,641	$404,503
Robin D. Bisson	52,500	$555,237	—	35,000	—	$471,463
James T. Sharp	11,500	$58,270	—	10,000	—	$148,090

(1)	Calculated based upon the difference between the exercise price and the price of a share of the Company’s Common Stock on August 31, 2004. The closing price on the New York Stock Exchange of the Common Stock of the Company on August 31, 2004 was $21.05.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

      The Company has entered into a 10-year employment agreement with Mr. Sharp dated February 15, 2004 under which he has agreed to serve as President of Greenbrier Leasing Corporation. Pursuant to the terms and conditions of the employment agreement, Mr. Sharp is to receive a base salary of $215,000 and a guaranteed minimum bonus of 50% of base compensation for 2004 and 2005.

      Messrs. Wood, Bisson and Sharp participate in a deferred benefit plan which provides for a payment as a result of a change of control (as defined). The principal terms of such plan are described in the accompanying report of the Compensation Committee of the Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE

Board of Directors

The Greenbrier Companies, Inc.

      Securities and Exchange Commission rules governing disclosure of executive compensation in proxy statements require inclusion in this Proxy Statement of a report from the Compensation Committee of the Board of Directors addressing, with respect to the Company’s most recently completed year: (a) the Company’s policies regarding executive compensation generally; (b) the factors and criteria considered in setting the compensation of the Company’s Chief Executive Officer; and (c) any relationship between such compensation and the Company’s performance.

Composition of the Committee

      The Compensation Committee of the Board of Directors is established pursuant to the Company’s Amended and Restated Bylaws, as amended. One of the responsibilities of the Committee is to review and approve corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine and approve the compensation level of the Chief Executive Officer based on this evaluation. The Committee is also charged with, among other matters, considering and making recommendations to the Board of Directors regarding salaries and bonuses for executive officers of the Company; considering, reviewing and granting awards under the Company’s Stock Incentive Plans and administering the Plans; consulting with the Board of Directors of Greenbrier Leasing Corporation regarding awards under Greenbrier Leasing Corporation’s Target Benefit Plan; and considering matters of director compensation, benefits and other forms of remuneration. The Committee is comprised of at least two members of the Board of Directors, none of whom may be an active or retired officer or employee of the Company or any of its subsidiaries. Members of the Compensation Committee are appointed at the annual meeting of the Board of Directors. Messrs. Victor G. Atiyeh, Duane C. McDougall and Benjamin R. Whiteley were the members of the Compensation Committee during fiscal 2004.

      The Compensation Committee held four meetings during the year ended August 31, 2004.

Executive Compensation Policy Generally

      The Company’s general compensation policy extends to all employees, including executive officers. Under the policy, the Company endeavors to pay compensation, including salary and bonuses, as applicable, at levels consistent with prevailing levels of compensation for similar positions in the geographic areas in which the Company maintains operations.

      The Company believes that a significant portion of each employee’s compensation should take the form of discretionary bonuses that generally reflect the results of operations achieved by the Company. This policy extends to all levels of the Company’s employees. Under this policy, employees, other than employees covered by collective bargaining agreements, typically receive annual bonuses. The aggregate amount of such bonuses is determined at the discretion of senior management of the Company and is subject to approval by the Compensation Committee and the Board of Directors of the applicable subsidiary based primarily upon a subjective evaluation of the subsidiary’s results of operations. Within the approved bonus pool, management makes specific bonus allocations to employees.

      During the economic downturn in 2002 and 2003, bonuses to the Company’s executives were largely eliminated and executives accepted salary reductions. In fiscal 2004, when the conditions in the rail supply industry and the Company’s results of operations appeared to be improving, the Compensation Committee believed it was appropriate to conduct a review of executive compensation. During fiscal year 2004, the Compensation Committee engaged the services of a compensation consultant to evaluate executive compensation, independent director compensation and compensation for the Chairman of the Board and the Committee continues to evaluate the results of these studies.

Compensation of Chief Executive Officer and of Chairman of the Board of Directors

      The compensation of Mr. James, the Company’s Chairman of the Board, and of Mr. Furman, President and Chief Executive Officer, was determined pursuant to the terms and conditions of employment agreements between such officers and the Company, effective July 1, 1994, which agreements expired on August 31, 2004. During fiscal 2004, Messrs. James and Furman received base salaries of $222,480 and $444,960.

      In addition to base salary, the employment agreements provided for annual cash bonuses to each of Messrs. James and Furman based upon the Company’s return on stockholders’ equity. As long as the Company’s return on equity is positive, the minimum bonus is $100,000. In addition in the event the return on equity is 10%, an additional bonus of $200,000 is provided which increases ratably to $600,000 as the return on equity increases to 18%. If the return on equity exceeds 18%, the Compensation Committee has the authority to approve or recommend an additional bonus in excess of the $700,000. The return on equity in fiscal 2004 was 17.21%. Accordingly, the employment agreements contemplate a bonus of $660,460 for each of Messrs. James and Furman for the year ended August 31, 2004. At the end of fiscal 2004, the employment agreements with each of Messrs. James and Furman expired. The Board of Directors intends to negotiate and enter into a new employment agreement with Mr. Furman.

Stock Incentive Plans

      Pursuant to the 1994 Stock Incentive Plan (the “1994 Plan”), the Company reserved an aggregate of 1,380,000 shares of its Common Stock for grants of incentive stock options, non-qualified stock options and restricted stock awards to officers, directors, employees and consultants. The Compensation Committee administers the 1994 Plan. The Company has granted options for all of the shares reserved under the 1994 Plan. Consequently, no options were awarded under the 1994 Plan during fiscal 2004.

      Pursuant to the Stock Incentive Plan — 2000 (the “2000 Plan”) an aggregate of 1,000,000 shares of Common Stock were reserved for grants of incentive stock options, non-qualified stock options and restricted stock awards to officers, directors, employees and consultants. The Compensation Committee administers the 2000 Plan. Neither the President and Chief Executive Officer nor the Chairman of the Board of Directors is eligible for awards under the 2000 Plan. Concurrently with adoption of the 2000 Plan, the 1994 Plan was amended to provide that shares previously reserved for awards under the 1994 Plan will not be available for future awards in the event an award lapses or the rights of the holder terminate. The Company has granted options for all the shares reserved under the 2000 Plan. Consequently no options were awarded the 2000 Plan in fiscal 2004.

      As the administrator of the 1994 Plan and the 2000 Plan, the Compensation Committee established a rule under each of the 1994 Plan and 2000 Plan providing that, in a stock-for-stock exercise of options granted under either of those Plans, an option holder can surrender only those shares of the Company’s common stock that are fully paid and have held by the option holder for at least six months prior to the exercise.

      The Compensation Committee recommended and the Board adopted, subject to stockholder approval, a 2005 Stock Incentive Plan as discussed later in this proxy statement.

James-Furman Supplemental 1994 Stock Option Plan

      In 1994 Messrs. Alan James and William Furman established the James-Furman Supplemental 1994 Stock Option Plan (the “James-Furman Plan”). Under the James-Furman Plan, options to purchase an aggregate of 60,000 shares of the Company’s Common Stock, owned personally by Messrs. James and Furman, were awarded to a small group of long-standing employees of the Company and its affiliates. The exercise price of options under the James-Furman Plan is $4.00 per share. Options under the James-Furman Plan are not entitled to treatment as incentive stock options under the Internal Revenue Code. The James-Furman Plan is administered by the Compensation Committee. The Board of Directors has authorized the Company to pay cash bonuses equal to 50 percent of the income estimated to have been realized by holders of James-Furman options upon the exercise of such options to partially defer the income tax effects of exercise. During fiscal year 2004, $301,671 in bonuses were disbursed pursuant to the authority so conferred.

Employee Stock Purchase Plans

      Upon recommendation of the Compensation Committee, the Board of Directors adopted and stockholders approved at their last annual meeting, a 2004 Employee Stock Purchase Plan (the “2004 Plan”) to replace the Company’s 1995 Employee Stock Purchase Plan which expired on June 30, 2004. Under the 2004 Plan all permanent employees of the Company and designated subsidiaries, including employees who are officers or directors, are eligible to participate. Participating employees authorize payroll deductions of up to five percent of their base pay. Amounts so contributed are used by the custodian of the 2004 Plan to purchase shares of the Company’s Common Stock in open market transactions. Participants may purchase shares at 85% of the market price per share as of the date of purchase. The Company contributes to the 2004 Plan a contribution in the amount of the 15% discount to be added to the funds contributed by participants (via payroll deductions) for the purchase of shares under the 2004 Plan. During the year ended August 31, 2004, the Company’s contributions under the 2004 Plan aggregated $34,089. The maximum number of shares issuable pursuant to the 2004 Plan or purchasable by the custodian pursuant to the 2004 Plan is 750,000 shares of the Company’s Common Stock.

Retirement Savings Plans

      The Company maintains 401(k) retirement savings plans applicable to all United States employees, including executive officers. Pursuant to these plans, the Company typically matches a portion of employee contributions to the plans. The matching contribution is presently established at 25 percent of employee deferrals and contributions for all participants and an additional 10 percent for eligible savers who are not highly compensated. Contributions to the plans may be invested in a number of alternative investments which do not presently include the Company’s Common Stock. The Company does not maintain other retirement or profit sharing plans for executive officers or other employees.

Supplemental Benefit Plans

      The Supplemental Benefit Plans include a Target Benefit Plan and a Non-Qualified Defined Contribution Plan. These plans provide for supplemental non-qualified deferred and non-deferred compensation for certain executives. Contributions related to the plans amounted to $1,562,817 in 2004. Included in this amount are payments to be made on behalf of certain participants to cover the participant’s estimated tax liability resulting from the contribution. Upon a change of control (as defined), the Company will make formula based payments for certain participants.

Life Insurance

      The Company had a split-dollar life insurance program applicable to certain executives of Greenbrier Leasing Corporation. In fiscal 2004, the Company converted the split-dollar life insurance program to an executive insurance program whereby the Company agreed to pay the premiums on life insurance policies, to recognize such premium payments as compensation to the employees and pay covered employees an additional bonus to help defer income taxes resulting from the payment of the premiums being treated as income.

      The Compensation Committee believes that the Company’s executive and employee compensation policies contribute to the long-term financial success of the Company. The Committee intends to annually review the structure of the Company’s executive compensation programs to ensure that policies and levels of compensation effectively link executive and stockholder interests and are consistent with the long-term investment objectives appropriate to the Company’s business.

Victor G. Atiyeh
Duane C. McDougall
Benjamin R. Whiteley

November 9, 2004

REPORT OF THE AUDIT COMMITTEE

Board of Directors

The Greenbrier Companies, Inc.

      The Audit Committee of the Board of Directors is established pursuant to the Company’s Amended and Restated Bylaws, as amended, and the Audit Committee Charter adopted by the Board of Directors. A copy of the Charter, as amended, is attached as Appendix A to the Company’s Proxy Statement and available on the Company’s Website at www.gbrx.com. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors, a copy of which is attached as Appendix B to the Company’s Proxy Statement.

      Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.

      For the fiscal year 2004, the members of the Audit Committee of the Board of Directors are Duane C. McDougall, Victor G. Atiyeh and Benjamin R. Whiteley (Chairman), each of whom is an independent director as defined under the rules of the New York Stock Exchange (“NYSE”). The Board of Directors has determined that Mr. McDougall qualifies as an “audit committee financial expert” under federal securities laws. The Board annually reviews applicable standards and definitions of independence for audit committee members and has determined that each member of the Committee meets such standards.

      During the year ended August 31, 2004, in addition to its other work, the Audit Committee:

•	Discussed with the Company’s independent auditors results of the auditor’s review, per the Committee’s request, of European operations, specifically, regarding policies and practices for accruals and financial reporting.

•	Reviewed and discussed with the Company’s management and independent auditors the Company’s financial statements with respect to each of the first three quarters of the year ended August 31, 2004 and the press releases reporting the Company’s results of operations for each of the first three quarters and the full fiscal year;

•	Reviewed and discussed with the Company’s management and independent auditors the audited financial statements of the Company as of August 31, 2004 and for the year then ended;

•	Discussed with the independent auditors the matters required to be discussed by auditing standards generally accepted in the United States of America; received from the independent auditors written disclosures and a letter confirming their independence from the Company as required by Independence Standards Board No. 1 and discussed with the auditors the firm’s independence;

•	Re-appointed Deloitte & Touche LLP as the Company’s independent auditors to serve for fiscal year ending August 31, 2004;

•	Discussed significant accounting policies, including prospective changes in accounting principles, with the Company’s management and independent auditors;

•	Discussed with the Company’s independent auditors procedures for internal accounting controls and reporting matters, including procedures for implementation of Financial Accounting Standard No. 99;

•	Approved certain Non-audit Services provided by the independent auditors including:

•	providing services related to the Company with respect to tax and other financial considerations related to the location of the Company’s corporate headquarters

•	conducting an audit of the internal accounting controls and reporting related to the Company’s car-hire accounting process;

•	providing tax compliance and consulting services with respect to acquisitions, ongoing operations of the Company and its subsidiaries, discontinued operations, Canadian transfer pricing issues, reviewing the Company’s tax returns, and assisting with respect to Internal Revenue Service audits of the Company’s tax returns and audits of the Company’s employee benefit plans; and

•	rendering advice and assistance concerning compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

•	Recommended to the Company’s management that an internal audit function be established;

•	Discussed with the Company’s management the development of disaster recovery procedures for the Company;

•	Discussed and reviewed with the Company’s management a summary of reimbursed business expenses for the five highest paid employees of the Company;

•	Recommended to the Board of Directors certain amendments to the Audit Committee Charter to reflect final rules adopted by the New York Stock Exchange;

•	Discussed plans to provide an annual self-assessment of the Audit Committee’s performance of its functions;

•	Reviewed the activities of the Company’s Financial Risk Management Group, including its decision to convert certain fixed-rate indebtedness to floating rate debt utilizing a reverse interest rate swap;

•	Discussed the Company’s policies and practices with respect to allocating the Company’s indebtedness between fixed and floating rate instruments;

•	Discussed financial reporting matters and internal accounting controls at Gunderson-Concarril;

•	Reviewed significant pending litigation; and

•	Reviewed and monitored compliance with recent corporate governance initiatives.

      Based upon the review and discussions summarized above, together with the Committee’s other deliberations and Item 8 of Securities and Exchange Commission Form 10-K, the Committee recommended to the Board of Directors that the audited financial statements of the Company, as of August 31, 2004 and for the year then ended, be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2004 for filing with the Commission.

Benjamin R. Whiteley
Victor G. Atiyeh
Duane C. McDougall

November 9, 2004

PERFORMANCE GRAPH

      The following graph demonstrates a comparison of cumulative total returns for the Company’s Common Stock, the Dow Jones US Industrial Transportation Index and the Standard & Poors (S&P) 500 Index. The graph assumes an investment of $100 on August 31, 1999 in each of the Company’s Common Stock and the stocks comprising the indices. Each of the indices assumes that all dividends were reinvested and that the investment was maintained to and including August 31, 2004, the end of the Company’s 2004 year.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG THE GREENBRIER COMPANIES, INC., THE S & P 500 INDEX
AND THE DOW JONES US INDUSTRIAL TRANSPORTATION INDEX

*	$100 invested on 8/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending August 31.

Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

STOCKHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information, as of October 1, 2004, with respect to beneficial ownership of the Company’s Common Stock (the only class of shares of outstanding voting securities of the Company) by each director or nominee for director, by each Named Executive Officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock. Unless otherwise indicated, each person has sole voting power and sole investment power.

STOCKHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Amount and Nature of		Percent of (1)
Name and Address of Beneficial Owner	Beneficial Ownership		Class

Alan James One Centerpointe Drive, Suite 200 Lake Oswego, Oregon 97035	4,294,000	(2)	28.5%
William A. Furman One Centerpointe Drive, Suite 200 Lake Oswego, Oregon 97035	4,294,000	(3)	28.5%
Victor G. Atiyeh	16,800	(4)	(5)
A. Daniel O’Neal, Jr.	17,791	(4)	(5)
Duane C. McDougall	2,000		(5)
C. Bruce Ward	9,000	(4)	(5)
Donald A. Washburn	—
Benjamin R. Whiteley	14,500	(4)	(5)
Robin D. Bisson	5,501	(4)	(5)
James T. Sharp	1,500	(4)	(5)
L. Clark Wood	43,300	(4)	(5)
All directors and executive officers as a group (18 persons)	8,812,158	(4)	58.5%
WM Advisors, Inc 1201 Third Avenue, 22nd Floor Seattle, Washington 98101	1,022,600	(6)	6.8%

(1)	Calculated based on number of outstanding shares as of October 1, 2004, which is 14,883,542 plus the total number of shares which the reporting persons has the right to acquire beneficial ownership within 60 days following October 1, 2004.

(2)	The shares beneficially owned by Mr. Furman include 375,000 shares held of record by the William A. Furman Charitable Remainder Unitrust. Certain provisions of the Stockholders’ Agreement between Mr. Alan James and Mr. William A. Furman, the Company’s founders, which required Messrs. James and Furman to vote their shares in concert, expired on July 1, 2004.

(3)	The shares beneficially owned by Mr. James include 375,000 shares held of record by the Alan James Charitable Remainder Unitrust. Certain provisions of the Stockholders’ Agreement between Mr. Alan James and Mr. William A. Furman, the Company’s founders, which required Messrs. James and Furman to vote their shares in concert, expired on July 1, 2004.

(4)	The shares shown as beneficially owned included 16,500 shares for Mr. Atiyeh, 12,000 shares for Mr. O’Neal, 2,000 shares for Mr. Ward, 2,000 shares for Mr. Whiteley, 2,500 shares for Mr. Bisson, 1,500 shares for Mr. Sharp, 43,000 shares for Mr. Wood and 107,500 shares for the group, which such persons and the group have the right to acquire by exercise of stock options within 60 days after October 1, 2004.

(5)	Less than one percent.

(6)	This information is based upon the Schedule 13G filed with the Securities and Exchange Commission by WM Advisors, Inc. dated January 5, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission (the “Commission”) and the New York Stock Exchange. Officers, directors and greater than 10 percent beneficial owners are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on review of the copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required, to the Company’s knowledge all of the Section 16(a) filing requirements applicable to such persons with respect to year 2004 were complied with, except that a tardy filing was made with respect for Form 4 reporting one sale transaction on January 23, 2004 by A. Daniel O’Neal which was filed on January 28, 2004.

PROPOSAL NO. 2

APPROVAL OF PROPOSED 2005 STOCK INCENTIVE PLAN

      The Board of Directors has adopted, subject to stockholder approval, the 2005 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by encouraging employees, directors, and consultants to focus on critical, long-range objectives, attract and retain employees, directors, and consultants with exceptional qualifications, and link Plan participants directly to stockholder interests through increased stock ownership. The Plan authorizes the grant of incentive stock options (options that qualify under Section 422 of the Internal Revenue Code), nonstatutory stock options, restricted shares, stock units, and stock appreciation rights.

      The material features of the Plan are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Plan, which is attached as Appendix C to this Proxy Statement.

General

      The purpose of the Plan is to promote the long-term success of the Company and its affiliates and to create stockholder value by (a) encouraging employees, directors and consultants to focus on critical long-range objectives, (b) attracting and retaining employees, directors and consultants with exceptional qualifications and (c) linking employees, directors and consultants directly to stockholder interests through increased stock ownership. The Plan provides for the grant of options (incentive stock options and nonstatutory stock options), restricted shares, stock units and stock appreciation rights (“SARs”) (each an “Award”).

Shares Available for Grant

      The maximum aggregate number of common shares of the Company reserved and available for issuance pursuant to Awards under the Plan is 1,300,000, subject to adjustment under certain circumstances as specified in the Plan. The aggregate number of common shares with respect to which options or SARs may be granted to any individual participant during any calendar year cannot exceed 30,000.

      If restricted shares or common shares issued upon the exercise of options are forfeited, then such common shares again become available for future Awards under the Plan. If a stock unit, option or SAR is forfeited or terminated before being exercised, then the corresponding common shares again become available for future Awards under the Plan. If stock units are settled, then only the number of common shares (if any) actually issued in settlement will reduce the number of common shares available for grant under the Plan, and the balance will again become available for Awards under the Plan. If SARs are exercised, then only the number of common shares (if any) actually issued in settlement of such SARs will reduce the number available for Awards under Plan, and the balance will again become available for Awards under the Plan. Notwithstanding the above, the aggregate number of common shares that may be issued under the Plan upon exercise of incentive stock options will not be increased when restricted shares or other common shares are forfeited. In addition, any dividend equivalents paid or credited under the plan will not be applied against the number of restricted shares, stock units, options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units; provided, however, that subject to Article 11, dividend equivalents that have been converted into Stock Units may not be paid in the form of Common Shares to the extent such payment would exceed the limitations set forth in Section 3.1.

Administration

      The Plan is administered by a committee of the Company’s board (the “Committee”), which consists of two or more directors appointed by the board. Unless otherwise determined by the board, at all times that the Company is subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), the composition of the Committee will satisfy the requirements under Rule 16b-3 of the Exchange Act, 162(m) of the Internal Revenue Code (the “Code”) and New York Stock Exchange Rule 303A.02.

      Subject to the provisions of the Plan, the Committee has the authority to determine: (a) which employees, directors and consultants will receive Awards, (b) the time or times when Awards will be granted, (c) the types of Awards to be granted, and (d) the number of common shares that may be issued under each Award. The Committee also has such additional powers as have been delegated to it by the Plan. Subject to the express provisions of the Plan, the Committee has the authority to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan, to determine the terms, restrictions and provisions of each Award, and to make all other determinations necessary or advisable for administering the Plan. The determinations made by the Committee will be conclusive.

Eligibility

      Employees, directors and consultants of the Company or its affiliates are generally eligible for Awards, but only employees may be granted incentive stock options and only non-employee directors may be granted automatic awards of restricted shares as set forth in the Plan. In addition, an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its parents or subsidiaries may not be granted an incentive stock option unless the requirements of Section 422(c)(5) of the Code are satisfied.

Options

      Each stock option agreement will contain terms and conditions of the option grant that are not inconsistent with the Plan, including, but not limited to, when the option becomes exercisable, the exercise price of the options (which may not be less than fair market value of a common share on the grant date) and the term of the option (not to exceed 10 years from date of grant). Among other things, the stock option agreement may also provide for accelerated exercisability and vesting in the event of the optionee’s death, disability, retirement or other event or for the expiration of an option prior to the end of its term if the optionee terminates service with the Company or its affiliates.

      Unless the stock option agreement provides otherwise, in the event of an optionee’s termination of service as an employee, director or consultant (1) for any reason other than retirement, disability or death, the options (to the extent optionee was entitled to exercise the option at the date of such termination) remain exercisable until the option expiration date or three months after such termination of service, whichever is shorter, (2) for any reason other than disability or death but where the optionee is age 62 or older on such termination date, the options (to the extent optionee was entitled to exercise the option at date of such termination) remain exercisable until the option expiration date, (3) due to disability, the options (to the extent the optionee was entitled to exercise the option at date of such termination) remain exercisable until the option expiration date or the one year after such termination of service, whichever is shorter or (4) by reason of death, the options become fully vested and may be exercised any time prior to option expiration date.

      The exercise price of an option may be paid, to the extent permitted by applicable laws, in cash or cash equivalents, by surrendering or attesting to ownership of common shares owned by the optionee for at least six months, by cashless exercise, via loan proceeds obtained from pledging common shares being purchased under the Plan, by a full-recourse promissory note, or in any other form that is consistent with applicable laws. In the case of incentive stock options, payment may be made only as set forth in the stock option agreement.

Automatic Restricted Share Grants to Eligible Directors

      Immediately after the close of each annual stock holder meeting, each non-employee director, including those that are elected at such meeting, will receive an automatic restricted share award for such number of common shares equal to the aggregate fair market value of $42,500 as of the award date. No such grant, however, will be made to a non-employee director if such grant would cause that individual to become an “acquiring person” as defined in the Stockholder Rights Agreement dated July 13, 2004.

      Such automatic restricted share awards will vest in equal annual installments over a three-year period on each anniversary of the award date. In the event a non-employee director ceases to be a director due to death or disability (as defined in the 2005 Stock Incentive Plan), or because he or she is not re-elected to serve an additional term as a director, any unvested restricted shares shall immediately become fully vested. If a non-employee director ceases to be a director by reason of removal or resignation as a member of the Board, any unvested restricted shares shall automatically be forfeited, and the shares subject to such award shall be available for grant under this Plan.

Stock Appreciation Rights

      Each SAR agreement will contain terms and conditions of the SAR that are not inconsistent with the Plan including, but not limited to, the number of common shares underlying the SAR, the exercise price (which may vary in accordance with a predetermined formula), when the SAR becomes exercisable and the term of the SAR. Among other things, the SAR may also provide for accelerated exercisability and vesting in the event of the SAR holder’s death, disability, retirement or other event or for the expiration of the SAR prior to the end of its term if the SAR holder terminates service with the Company or its affiliates. SARs may be awarded in combination with options, and such an Award may provide that the SARs will not be exercisable unless the related options are forfeited. A SAR may be included in an incentive stock option only at the time of grant. Upon the exercise of an SAR, the SAR holder may receive cash, common shares or a combination thereof, as the Committee determines.

Restricted Shares

      Each restricted share agreement will contain terms and conditions of the restricted share award that are not inconsistent with the Plan including, but not limited to, the number of common shares underlying the restricted share award, the consideration to be paid (if any) and the vesting terms. Unless the restricted share agreement provides otherwise, restricted shares will have a one year vesting period.

      The restricted share agreement may also provide for accelerated vesting in the event of death, disability, retirement or other events. Restricted share holders have the same voting, dividend and other rights as the Company’s stockholders. The restricted share agreement, however, may require that cash dividends received by restricted share holders be invested in additional restricted shares, with such additional restricted shares being subject to the same conditions and restrictions as the restricted shares with respect to which the dividends were paid.

Stock Units

      Each stock unit agreement will contain terms and conditions of the stock units that are not inconsistent with the Plan including, but not limited to, the number of common shares underlying the stock unit and the vesting terms (if any). Unless the stock unit agreement provides otherwise, stock units that are subject to vesting will have a one year vesting period. The stock unit agreement may also provide for accelerated vesting in the event of death, disability, retirement or other event. The stock unit holder has no voting rights with respect to his or her stock units, and has no rights other than those of a general creditor of the Company. Stock units may be settled in cash, common shares or a combination thereof, as the Committee determines. Vested stock units may be settled in a lump sum or installments, and distribution may occur or commence when all vesting conditions have been satisfied or may be deferred until a later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.

Adjustments

      In the event of a subdivision of the outstanding common shares, a declaration of a dividend payable in common shares or in the event of a combination or consolidation of the outstanding common shares (by reclassification or otherwise) into a lesser number of common shares, corresponding automatic adjustments will be made to (a) the number of options, SARs, restricted shares and stock units available for future Awards, (b) the number of common shares covered by each outstanding option and SAR, (c) the exercise price under each outstanding option and SAR; and (d) the number of stock units included in any prior Award that has not yet been settled.

      In the event of a declaration of an extraordinary dividend payable in a form other than common shares in an amount that has a material effect on the price of common shares, a recapitalization, a spin-off, merger, consolidation or a similar occurrence, the Committee will make such adjustments as it, in its sole discretion, deems appropriate, including, but not limited to, the cancellation of outstanding Awards after giving Participants notice and an opportunity to exercise their Awards, if applicable.

Dissolution or Liquidation

      To the extent not previously exercised or settled, options, SARs and stock units will terminate immediately prior to the dissolution or liquidation of the Company.

Effect of Change in Control

      The Committee may determine, at the time of granting of an SAR, restricted share or stock unit or thereafter, that such Awards will become fully vested or exercisable in the event of a change in control (as defined in the Plan) or in the event that the participant is subject to an involuntary termination after a change in control.

      In the event of a change in control, each outstanding option will become immediately and fully exercisable, unless the Committee determines otherwise prior to the occurrence of the change in control. Any optionee may decline such acceleration if the acceleration would result in adverse tax effects to the optionee.

      In the event of: (i) a merger, exchange or consolidation in which the Company is not the resulting or surviving corporation (or in which the Company is the resulting or surviving corporation but becomes a subsidiary of another corporation); (ii) a transfer of all or substantially all the assets of the Company; or (iii) the dissolution or liquidation of the Company, the Committee will notify optionees in writing of the transaction at least 30 days prior to the effective date of the transaction. The Committee will, in its sole discretion, and to the extent possible under the structure of the transaction, select one of the following alternatives for treating outstanding options: (a) convert outstanding options to fully vested options to purchase stock of the surviving or acquiring corporation, or (b) provide for a 30-day period prior to the consummation of the transaction in which optionees may exercise outstanding options without any limitation on exercisability and provide that, upon consummation of such transaction, all unexercised options immediately terminate.

Awards under Other Plans

      The Company may grant awards under other plans or programs. Such awards may be settled in the form of common shares issued under this Plan. Such common shares will be treated for all purposes under the Plan like common shares issued in settlement of stock units and will, when issued, reduce the number of common shares available for Awards under the Plan.

Limitation on Change in Control Payments

      The payments or transfers of benefits under the Plan (the “Payments”) may be reduced as described below, under certain circumstances relating to the occurrence of a change in control. Specifically, if either (1) the independent auditors determine that the participant would be better off on an after tax basis if the participant’s Payments were reduced, or (2) regardless of the after-tax value of a participant’s Award, the Committee, at the time of grant or any time thereafter determines that the following reduction will be imposed, then the aggregate present value of a participant’s Payments will be reduced so that no Payments would be nondeductible by the Company for federal income tax purposes by reason of the tax provisions governing “excess parachute payments” in section 280G of the Code.

Term, Amendment and Termination

      The effective date of the Plan is the date the Plan was adopted by the board. The Plan remains in effect until terminated by the board, except that no incentive stock options can be granted on or after the 10th anniversary of the later of (a) the date when the board adopted the Plan or (b) the date when the board adopted the most recent increase in the number of common shares available for Awards that was approved by the Company’s stockholders.

      The board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan will be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules or requirements of any applicable governmental authority or listing organization governing the trading of the Company’s stock. The termination or amendment of the Plan will not affect any Award previously granted under the Plan.

      The Committee may amend the terms of any Award previously granted (and the related Award agreement), prospectively or retroactively, but generally, no such amendment may impair the rights of any participant without his or her consent and no such amendment may effect a repricing of any Award without approval of the Company’s stockholders.

New Plan Benefits Table

      The table below sets forth the Awards that would have been received by the non-employee eligible directors if the Plan had been in effect for the last fiscal year. Benefits that would have been received by executive officers and other employees are not determinable and would depend upon both the Compensation Committee’s actions and the fair market value of the Company’s common stock at various future dates.

Name and Position	Number of Shares	Dollar Value

Each Eligible Director (3 persons*)	2,152 shares**	$42,500

*	As of January 13, 2004, the date of the Company’s last annual stockholder meeting, only three directors of the Company were non-employee directors who would have been eligible to receive restricted stock awards under the Plan had the plan been in place: Messrs. Atiyeh, McDougall and Whiteley.

**	Based on $19.75 per share, which is the mean of the reported high and low sales prices of the Company’s common stock on the NYSE on January 13, 2004.

Federal Income Tax Information

      The following is a brief summary of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Additional or different federal income tax consequences to the Plan participant or the Company may result depending upon other considerations not described below.

      Certain options under the Plan are intended to qualify as “incentive stock options” for federal income tax purposes. Under the federal income tax laws in effect as of the date of this Proxy Statement, an option holder will recognize no regular income upon grant or exercise of an incentive stock option. (The spread on exercise of an incentive stock option is taken into account for purposes of calculating the alternative minimum tax.) If an option holder exercises an incentive stock option and does not dispose of the shares acquired within two years of the date of grant and within one year following the date of exercise, the later sales of the shares will qualify for capital gains treatment. If an option holder disposes of shares acquired upon exercise of an incentive stock option before either the one-year or the two-year holding period (a “disqualifying disposition”), the option holder will recognize compensation income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the fair market value of the shares on the date of disposition over the option price. Any additional gain realized upon the disqualifying disposition will be eligible for capital gains treatment.

      The Company generally will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an incentive stock option. However, upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee recognized compensation income.

      Certain options under the Plan will be treated as “nonstatutory stock options” for federal income tax purposes. Under the federal income tax laws in effect as of the date of the Proxy Statement, no income is realized by the holder of a nonstatutory stock option until the option is exercised. At the time of exercise, the option holder will recognize ordinary income, and the Company will be entitled to a deduction, in the amount by which the fair market value of the shares acquired exceeds the exercise price at the time of exercise. The Company is required to withhold employment taxes on such income. Upon the sale of shares acquired upon exercise of a nonstatutory stock option, the option holder will receive capital gains treatment on the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise. Such capital gains treatment shall be short-term or long-term, depending on the length of time the shares were held.

Vote Required For Approval

      The affirmative vote of a majority of the shares of common stock present in person or represented by a proxy at the Annual Meeting is required to approve the Plan. In determining whether the Plan has received the requisite number of affirmative votes, unexecuted proxies, abstentions, and broker non-votes are deemed present at the meeting and, therefore, will have the same effect as a vote against the proposal.

      The Board of Directors recommends a vote FOR approval of the 2005 Stock Incentive Plan.

RATIFICATION OF APPOINTMENT OF AUDITORS

      For the years ended August 31, 2004 and 2003, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), performed professional services. The Audit Committee has appointed Deloitte & Touche to audit the consolidated financial statements of the Company for the year ending August 31, 2005. A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions

      Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2005 year.

      The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2005 year.

Fees Paid to Deloitte & Touche

      Audit and audit-related fees aggregated $850,044 and $754,096 for the years ended August 31, 2004 and 2003, and were composed of the following:

      The Audit Committee pre-approved 100% of the audit services, audit related services, tax services and other services provided by Deloitte & Touche in fiscal 2004.

Audit Fees

      The aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended August 31, 2004 and 2003 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $784,100 and $673,700.

Audit-Related Fees

      The aggregate fees billed for audit-related services for the years ended August 31, 2004 and 2003 were $65,944 and $80,396. These fees relate to Sarbanes-Oxley Section 404 implementation assistance, due diligence and accounting and reporting consultations for the year ended August 31, 2004 and 2003.

Tax Fees

      The aggregate fees billed for the years ended August 31, 2004 and 2003 were $201,793 and $111,460 associated with tax return preparation and $35,240 and none for services associated with tax consulting services for the years ended August 31, 2004 and 2003.

All Other Fees

      There were no fees paid for services not included above for the years ended August 31, 2004 and 2003.

      The Audit Committee has considered whether the provision by Deloitte & Touche of non-audit services is compatible with maintaining Deloitte & Touche’s independence.

OTHER BUSINESS

      Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the meeting.

STOCKHOLDER PROPOSALS

      To be eligible for inclusion in the Company’s proxy materials for the 2006 Annual Meeting of stockholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to complying with the stockholder eligibility and other requirements of the Commission’s rules governing such proposals, be received not later than August 1, 2005 by the Secretary of the Company at the Company’s principal executive offices, One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035.

      Stockholders may bring business before an annual meeting only if the stockholders proceed in compliance with the Company’s Amended and Restated Bylaws. For business to be properly brought before the 2005 Annual Meeting by a stockholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on December 2, 2004. The notice to the Secretary must set forth as to each matter that the stockholder proposes to bring before the meeting: (a) a brief description of the business and reasons for conducting such business at the annual meeting; (b) the stockholder’s name and address as they appear on the Company’s books; (c) the class and number of shares beneficially owned by the stockholder; (d) any material interest of the stockholder in such business and a description of all arrangements and understandings between such stockholder and any other person (including their names) in connection with the proposal of such business; and (e) a representation that the stockholder intends to appear in person at the annual meeting and bring such business before the meeting. The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.

      A copy of the Company’s 2004 Annual Report on Form 10-K will be available to stockholders without charge upon request to: Investor Relations, The Greenbrier Companies, Inc., One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035.

By Order of the Board of Directors,

/s/ Kenneth D. Stephens

Kenneth D. Stephens
Secretary

November 22, 2004

Appendix A

AUDIT COMMITTEE CHARTER

      The Board of Directors of The Greenbrier Companies, Inc. (the “Company”) shall annually appoint from its members an Audit Committee. This Charter of the Audit Committee supplements the provisions of Article III, Section 11(b) of the Company’s Amended and Restated By-Laws and further defines the role, authority and responsibility of the Audit Committee.

Purposes

      The purposes of the Audit Committee shall be to:

•	Assist the Board of Directors in the oversight of:

•	the integrity of the Company’s financial statements,

•	the Company’s compliance with legal and regulatory requirements,

•	the independent auditor’s qualifications and independence, and

•	the performance of the Company’s internal audit function and independent auditors.

•	Serve as the Company’s Qualified Legal Compliance Committee (“QLCC”), as defined in Securities and Exchange Commission (“SEC”) Rule 205.2(k) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	Annually prepare an audit Committee Report in conformity with Item 306 of SEC Regulation S-K for inclusion in management’s proxy statement to stockholders in connection with the Company’s annual meeting of stockholders.

Number of Members and Appointment

      The Audit Committee shall be composed of at least three members of the Board of Directors. Members of the Committee shall be appointed annually by the Board of Directors. Vacancies shall be filled by the Board of Directors.

Qualifications of Members

      Each member of the Audit Committee shall be a Director who, in the judgment of the Board of Directors, is financially literate and possesses the ability to read and understand the fundamental financial statements of the Company and its subsidiaries, including balance sheets, income statements and cash flow statements. At least one member of the Audit Committee shall, in the judgment of the Board of Directors, have accounting or related financial management expertise, which may include employment experience in finance or accounting, certification in accounting or any other comparable experience, including being, or having been, a chief executive officer or other senior officer with financial oversight responsibilities.

Independence of Members

      Members of the Audit Committee shall be free from any relationship to the Company or its subsidiaries that, in the judgment of the Board of Directors, may interfere with the exercise of their independence from management of the Company. Other than in their capacity as members of the Board of Directors, members of the Audit Committee may not be affiliated persons, officers or employees of the Company or any of its subsidiaries and may not accept, directly or indirectly, from the Company or any of its subsidiaries any consulting, advisory or other compensatory fees. Appointments to the Audit Committee shall be consistent with standards for determining independence promulgated by the SEC and the New York Stock Exchange, or such other national securities exchange as shall be the principal market for trading of the Company’s securities.

Meetings, Quorum, Informal Actions, Minutes

      The Audit Committee shall meet on a regular basis. Special meetings may be called by the Chair of the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum. Concurrence of a majority of the quorum (or, in case a quorum at the time consists of two members of the Committee, both members present) shall be required to take formal action of the Audit Committee. Written minutes shall be kept for all formal meetings of the Committee.

      As permitted by section 141 of the Delaware General Corporation Law, the Audit Committee may act by unanimous written consent, and may conduct meetings via conference telephone or similar communication equipment.

      Members of the Audit Committee may meet informally with officers or employees of the Company and its subsidiaries and with the Company’s independent auditors, and may conduct informal inquiries and studies without the necessity of formal meetings. The Audit Committee may delegate to its chair or to one or more of its members the responsibility for performing routine functions as, for example, review of press releases announcing results of operations.

Audit Committee Authority and Responsibilities

      Independent Auditors. The Company’s independent auditors shall report directly to the Audit Committee. The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors (including resolution of disagreements between the independent auditors and the Company’s management regarding financial reporting) for the purpose of performing or issuing an audit report, or performing other audit, review or attest services for the Company and, where appropriate, the termination or replacement of the Company’s independent auditors. The Audit Committee shall pre-approve all audit services and all significant non-audit services to be provided to the Company by the independent auditors. The Board of Directors may, in its discretion, determine to submit to the stockholders for approval or ratification the appointment of the Company’s independent auditors.

      The Audit Committee shall oversee and evaluate the independence, qualifications and performance of the Company’s independent auditors. The Audit Committee shall, at least annually, obtain and review the independent auditors’ report describing: (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) (to assess) all relationships between the independent auditors and the Company.

      Additional Authority and Responsibility. Without limiting the generality of the foregoing, the Audit Committee shall also:

•	Periodically review:

•	the scope of proposed audits to be performed with respect to the Company’s financial statements in the context of the Company’s particular characteristics and requirements.

•	major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

•	analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

•	the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

•	with the independent auditors the results of the auditing engagement and any recommendations the auditors may have with respect to the Company’s financial, accounting or auditing systems.

•	with management and the independent auditors changes in accounting standards or rules proposed by the Financial Accounting Standards Board or the Securities and Exchange Commission that may effect the Company’s financial statements.

•	with staff performing internal auditing functions and with the independent auditors, the adequacy of the internal financial and operational controls of the Company.

•	with the Company’s independent auditors any audit problems or difficulties as well as management’s responses.

•	Require a letter from the independent auditors concerning significant weaknesses or breaches of internal controls encountered during the course of the audit.

•	Inquire of management and the independent auditors whether any significant financial reporting issues were discussed during the course of the audit and, if so, how they were resolved.

•	Request an explanation from management and the independent auditors concerning the effects of significant changes in accounting practices or policies.

•	Inquire about significant contingencies or estimates which may effect the Company’s financial statements and the basis for the Company’s presentation of such matters.

•	Meet separately, periodically, privately with management, with the independent auditors, with the internal auditors (or other personnel responsible for the internal audit function).

•	At least annually, conduct an executive session with the independent auditors.

•	Discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Discuss the Company’s earnings press releases, as well as financial information and any earnings guidance which may be provided to analysts and rating agencies.

•	Discuss policies with respect to risk assessment and risk management.

•	Set clear hiring policies for employees or former employees of the independent auditors.

•	Review and assess the adequacy of this Charter and the performance of the Audit Committee on an annual basis.

•	Take other actions as required by law or as may be requested by the Board of Directors.

      Accounting and Auditing Complaints and Concerns. The committee shall establish procedures for:

•	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      Reporting. The Audit Committee shall report regularly to the Board of Directors and shall annually prepare and submit, for inclusion in management’s proxy statement to stockholders in connection with the annual meeting of stockholders, a report in conformity with Item 306 of SEC Regulation S-K.

QLCC Authority and Responsibilities

      In serving as the Company’s Qualified Legal Compliance Committee, the Audit Committee shall have the authority and responsibility to:

•	Inform the Company’s Executive Vice President and General Counsel and its President and Chief Executive Officer of any report of evidence of a material violation (“Material Violation”) of SEC Rule 205.3 [except in the circumstances described in § 205.3(b)(4)];

•	Determine whether an investigation is necessary regarding any report of evidence of a Material Violation by the Company, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate, to:

•	Notify the Board of Directors;

•	Initiate an investigation, which may be conducted either by the Executive Vice President and General Counsel or by outside attorneys; and

•	Retain such additional expert personnel as the Audit Committee deems necessary; and

•	At the conclusion of any such investigation, to:

•	Recommend that the Company implement an appropriate response to evidence of a Material Violation; and

•	Inform the Executive Vice President and General Counsel and the President and Chief Executive Officer and the Board of Directors of the results of any such investigation and the appropriate remedial measures to be adopted; and

•	Take all other appropriate action, including the authority to notify the SEC in the event that the Company fails in any material respect to implement an appropriate response that the Audit Committee (acting in its capacity as QLCC) has recommended the Company to take in respect of evidence of a Material Violation.

Committee Resources

      The Audit Committee is authorized to employ the services of such counsel, consultants, experts and personnel, including persons already employed or engaged by the Company, as the Committee may deem reasonably necessary to enable it to fully perform its duties and fulfill its responsibilities. The Audit Committee shall determine the appropriate funding that the Company shall provide for payments of compensation to the independent auditors, and to any experts or advisors employed by the Audit Committee, and payments for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Adopted by the Board of Directors April 4, 2000
Amended:

November 5, 2002
July 8, 2003
July 13, 2004

Appendix B

POLICY REGARDING THE APPROVAL OF AUDIT AND NONAUDIT SERVICES PROVIDED BY THE INDEPENDENT AUDITOR

Purpose and Applicability

      We recognize the importance of maintaining the independent and objective viewpoint of our independent auditors. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the audit committee, and the independent auditors.

      The Company (which includes consolidated subsidiaries as used herein) recognizes that the Deloitte & Touche (the “Audit Firm”) possesses a unique knowledge of the Company, and as a worldwide firm can provide necessary and valuable services to the Company in addition to the annual audit. Consequently, this policy sets forth guidelines and procedures to be followed by the Company when retaining the Audit Firm to perform audit and nonaudit services.

Policy Statement

      All services provided by the Audit Firm, both audit and nonaudit, must be pre-approved by the Audit Committee or a Designated Member. The pre-approval of audit and nonaudit services may be given at any time up to a year before commencement of the specified service. Although the Act permits de minimis exceptions, our policy is to pre-approve all audit and nonaudit services. Pre-approval may be of classes of permitted services, such as “annual audit services,” “tax consulting services” or similar broadly defined predictable or recurring services. Such classes of services could include the following illustrative examples:

•	Audits of the Company’s financial statements required by SEC rules, lenders, statutory requirements, regulators, and others, including quarterly review procedures.

•	Consents, comfort letters, reviews of registration statements and similar services that incorporate or include the audited financial statements of the Company, including responding to the SEC or other regulators regarding such financial statements.

•	Employee benefit plan audits.

•	Accounting consultations and support related to the application of generally accepted accounting principles or the implementation of new laws or regulations, such as compliance with the Sarbanes-Oxley Act, including Section 404 of the Act.

•	Tax compliance and related support for any tax returns filed by the Company, including returns filed by any executive or expatriate under a company-sponsored program.

•	Tax planning and support.

•	Merger and acquisition due diligence services.

      The Audit Committee may delegate to one or more designated member(s) of the Audit Committee (a “Designated Member”), who is independent as defined under the standards of the New York Stock Exchange, the authority to grant pre-approvals of permitted services (defined below), or classes of permitted services, to be provided by the Audit Firm. The decisions of a Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at each of its regularly scheduled meetings.

      All fees paid to the Audit Firm will be disclosed in the Company’s annual proxy statement in accordance with applicable SEC rules. Starting with fiscal 2004, the annual proxy statement should include disclosure of the amount of Audit Fees, Audit Related Fees, Tax Fees and All Other Fees.

      Prohibited Services — The Company may not engage the Audit Firm to provide the nonaudit services described below to the Company, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements:

1. Bookkeeping or Other Services Related to the Company’s Accounting Records or Financial Statements. The Audit Firm cannot maintain or prepare the Company’s accounting records or prepare the Company’s financial statements that are either filed with the SEC or form the basis of financial statements filed with the SEC.

2. Appraisal or Valuation Services, Fairness Opinions or Contribution-in-Kind Reports. The Audit Firm cannot provide appraisal or valuation services when it is reasonably likely that the results of any valuation or appraisal would be material to the Company’s financial statements, or where the Audit Firm would audit the results. Transfer studies, cost segregation studies and other tax-only valuations are not prohibited services.

3. Actuarial Services. The Audit Firm cannot provide insurance actuarial-oriented advisory services unless the Company uses its own actuaries or third party actuaries to provide management with the primary actuarial capabilities, and management accepts responsibility for actuarial methods and assumptions.

4. Management Functions or Human Resources. Partners and employees of the Audit Firm cannot act as a director, officer, or employee of the Company, or perform any decision-making, supervisory, or ongoing monitoring function for the Company. The Audit Firm cannot recruit, act as a negotiator on the Company’s behalf, deliver employee testing or evaluation programs, or recommend, or advise that the Company hire, a specific candidate for a specific job.

5. Broker-Dealer, Investment Adviser, or Investment Banking Services. The Audit Firm cannot serve as a broker-dealer, promoter or underwriter of an audit client’s securities.

6. Legal Services and Expert Services Unrelated to the Audit. The Audit Firm cannot provide any service in which the person providing the service must be admitted to practice before the courts of a U.S. jurisdiction.

7. Internal Audit Outsourcing. The Audit Firm cannot provide any internal audit services relating to accounting controls, financial systems, or financial statements.

8. Financial Information Systems Design and Implementation. The Audit Firm cannot design or implement a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements, taken as a whole.

9. Any other services that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

      Non-prohibited services shall be deemed permitted services and may be provided to the Company with the pre-approval of a Designated Member or by the full Audit Committee, as described herein.

Audit Committee Review of Services

      At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

•	A report summarizing the services, or grouping of related services, provided by the Audit Firm

•	A listing of newly pre-approved services since its last regularly scheduled meeting

      At least annually, the Audit Committee shall review, in addition to the fee disclosure in the proxy statement:

•	An updated projection for the current fiscal year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the Audit Firm

Effective Date

      This policy shall be effective immediately upon approval by the Audit Committee.

Adopted by the Audit Committee on April 8, 2003.

APPENDIX C

THE GREENBRIER COMPANIES, INC.

2005 STOCK INCENTIVE PLAN

ARTICLE 1.

PURPOSE.

      The purpose of the Plan is to promote the long-term success of the Company and its Affiliates and the creation of stockholder value by (a) encouraging Employees, Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Directors and Consultants with exceptional qualifications and (c) linking Employees, Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute incentive stock options or nonstatutory stock options), Restricted Shares, Stock Units or SARs.

      The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2.

ADMINISTRATION.

      2.1     Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more Directors of the Company, who shall be appointed by the Board. In addition, unless otherwise determined by the Board, at all times that the Company is subject to Section 16 of the Exchange Act, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act;

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code (or its successor); and

(c) Such requirements as the New York Stock Exchange may establish for independent directors under NYSE Rule 303A.02 (or its successor).

      2.2     Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine: (a) which Employees, Directors and Consultants shall receive Awards, (b) the time or times when Awards shall be granted, (c) the type or types of Awards to be granted, and (d) the number of Common Shares which may be issued under each Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. The Committee shall also have such additional powers as are delegated to it by the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as ISOs, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Section 2.2 shall be conclusive.

ARTICLE 3.

SHARES AVAILABLE FOR GRANTS.

      3.1     Basic Limitations. Common Shares issued pursuant to the Plan may be authorized but unissued shares. The maximum aggregate number of Common Shares reserved and available for issuance pursuant to Awards under the Plan is 1,300,000, subject to adjustment pursuant to Section 11.1. The aggregate number of Common Shares with respect to which Options or SARs may be granted to any individual Participant during any calendar year shall not exceed 30,000.

      3.2     Additional Shares. If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

      3.3     Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units; provided, however, that subject to Article 11, dividend equivalents that have been converted into Stock Units may not be paid in the form of Common Shares to the extent such payment would exceed the limitations set forth in Section 3.1.

ARTICLE 4.

ELIGIBILITY.

      4.1     Incentive Stock Options. Only Employees shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

      4.2     Other Grants. Only Employees, Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs. Only Eligible Directors shall be eligible for automatic awards of Director Restricted Shares under Article 6.

ARTICLE 5.

OPTIONS.

      5.1     Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or a NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 7.2.

      5.2     Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.1.

      5.3     Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.

      5.4     Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability and vesting in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Unless the Stock Option Agreement evidencing an Option provides otherwise, the following provisions shall apply in the event of the Optionee’s termination of Service as an Employee, Director or Consultant:

(a) In the event an Optionee’s Service terminates for any reason other than because of retirement, Disability or death, any Option held by the Optionee may be exercised at any time prior to the expiration date of the Option, or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination.

(b) In the event an Optionee’s Service terminates for any reason other than because of Disability or death and the Optionee has obtained age 62 or older as of the date of such termination, any Option held by the Optionee may be exercised at any time prior to the original expiration date of the Option, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination.

(c) In the event an Optionee’s Service terminates because of Disability, any Option held by the Optionee may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination.

(d) In the event of the death of an Optionee while providing Service to the Company or any Affiliate, such Option shall become immediately exercisable in its entirety and may be exercised at any time prior to the expiration date of the Option, but only by the person or persons to whom such Optionee’s rights under the Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

(e) The Committee, at the time of grant or at any time thereafter, may extend the post-termination expiration periods otherwise applicable to options any length of time not later than the original expiration date of the Option, and may increase the portion of the Option that is exercisable and vested, subject to such terms and conditions as the Committee may determine.

(f) To the extent that the Option of any deceased Optionee, or of any Optionee whose Service terminates, is not exercised within the applicable period, all further rights to purchase Common Shares pursuant to such Option shall cease and terminate.

      5.5     Limitation on ISOs. To the extent that an aggregate Fair Market Value of Common Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year under the Plan and any other plan of the Company or its Affiliates shall exceed $100,000, such Option shall be treated as a NSO. Such Fair Market Value shall be determined as of the date on which such ISO was granted.

ARTICLE 6.

ELIGIBLE DIRECTOR RESTRICTED SHARES.

      6.1     Automatic Awards.

      Immediately after the close of each annual stockholder meeting, the Committee shall automatically grant a Director Restricted Share award of such number of shares of Common Stock as have an aggregate Fair Market Value as of the award date of $42,500.00 to each person then serving as an Eligible Director, including any such person who is elected at such meeting. Notwithstanding the foregoing, no grant shall be made to an Eligible Director if such grant would cause that Eligible Director to become an “Acquiring Person” (as defined in the Stockholder Rights Agreement between the Greenbrier Companies, Inc. and Equiserve Trust Company, N.A. dated as of July 13, 2004).

      6.2     Vesting of Director Restricted Shares.

      Each Director Restricted Shares shall vest in equal annual installments over a period of three years, on the first, second and third anniversaries of the award date. If an Eligible Director ceases to be a Director due to death or Disability, or because he or she is not re-elected to serve an additional term as a Director, any unvested Director Restricted Shares shall immediately become fully vested. If an Eligible Director ceases to be a Director by reason of removal or resignation as a member of the Board, any unvested Director Restricted Shares shall automatically be forfeited, and the shares subject to such award shall be available for grant under this Plan.

      6.3     General Rules.

      Director Restricted Share awards shall be governed by the provisions of Article 9 to the extent such provisions are not inconsistent with this Article 6. Each Director Restricted Shares award shall be evidenced by a Director Restricted Share Agreement.

ARTICLE 7.

PAYMENT FOR OPTION SHARES

      7.1     General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 7.

(b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 7.

      7.2     Surrender of Stock. To the extent that this Section 7.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee, which have been held and fully paid for by the Optionee for at least six months prior to the date of such exercise. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

      7.3     Exercise/ Sale. To the extent that this Section 7.3 is applicable and to the extent permitted by applicable laws, regulations and rules, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

      7.4     Exercise/ Pledge. To the extent that this Section 7.4 is applicable and to the extent permitted by applicable laws, regulations and rules, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

      7.5     Promissory Note. To the extent that this Section 7.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

      7.6     Other Forms of Payment. To the extent that this Section 7.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 8.

STOCK APPRECIATION RIGHTS

      8.1     SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

      8.2     Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.1.

      8.3     Exercise Price. Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

      8.4     Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability and vesting in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter.

      8.5     Effect of Change in Control. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control.

      8.6     Exercise of SARs. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

ARTICLE 9.

RESTRICTED SHARES

      9.1     Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

      9.2     Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents or services rendered to the Company (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes, as the Committee may determine.

      9.3     Vesting Conditions. Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Unless otherwise provided in the Restricted Stock Agreement, Restricted Shares shall have a vesting period of one year. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events.

      9.4     Effect of Change in Control

      The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

      9.5     Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 10.

STOCK UNITS

      10.1     Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

      10.2     Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

      10.3     Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting, if any, shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Unless otherwise provided in the Stock Unit Agreement, Stock Units that are subject to vesting shall have a vesting period of at least one year. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events.

      10.4     Effect of Change in Control

      The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

      10.5     Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

      10.6     Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.1.

      10.7     Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

      10.8     Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 11.

CORPORATE EVENTS

      11.1     Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or in the event of a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

(b) The number of Common Shares covered by each outstanding Option and SAR;

(c) The Exercise Price under each outstanding Option and SAR; or

(d) The number of Stock Units included in any prior Award that has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off, merger, consolidation or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate, including, but not limited to, the cancellation of outstanding Awards following the provision of notice to Participants and an opportunity to exercise such Award, if applicable. Except as provided in this Article 11, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

      11.2     Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

      11.3     Acceleration of Options Upon Change of Control.

      (a) In the event of a Change in Control, each outstanding Option shall become immediately exercisable to the full extent theretofore not exercisable, unless otherwise determined by the Committee prior to the occurrence of a Change in Control. Notwithstanding the foregoing, any Optionee shall be entitled to decline the acceleration of all or any of his or her Options, if he or she determines that such acceleration may result in adverse tax consequences to him or her.

      (b) In the event of: (i) a merger, exchange or consolidation in which the Company is not the resulting or surviving corporation (or in which the Company is the resulting or surviving corporation but becomes a subsidiary of another corporation); (ii) a transfer of all or substantially all the assets of the Company; or (iii) the dissolution or liquidation of the Company (each, a “Transaction”), the Committee shall notify Optionees in writing of the proposed Transaction (the “Proposal Notice”) at least 30 days prior to the effective date of the proposed Transaction. The Committee shall, in its sole discretion, and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Options under the Plan:

(i) Outstanding Options shall be converted into Options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted Options shall be determined by the Committee and based on the exchange rate, if any, used in determining shares of the surviving corporation to be issued to Optionees of shares of the Company. If there is no exchange rate in the Transaction, the Committee shall, in making its determination, take into account the relative values of the companies involved in the Transaction and such other factors as it deems relevant. Such converted Options shall be fully vested.

(ii) The Committee shall provide a 30-day period prior to the consummation of the Transaction during which outstanding Options may be exercised without any limitation on exercisability, and upon consummation of such Transaction, all unexercised Options shall immediately terminate. If the Committee elects to provide such 30-day period for the exercise of Options, the Proposal Notice shall so state. Optionees, by written notice to the Company, may exercise their Options and, in so exercising the Options, may condition such exercise upon, and provide that such exercise shall become effective immediately prior to, the consummation of the Transaction, in which event Optionees need not make payment for the Common Shares to be purchased upon exercise of Options until five days after written notice by the Company to the Optionees that the Transaction has been consummated (the “Transaction Notice”). If the Transaction is consummated, each Option, to the extent not previously exercised prior to the consummation of the Transaction, shall terminate and cease being exercisable as of the effective date of such consummation. If the Transaction is abandoned, (A) all outstanding Options not exercised shall continue to be exercisable, to the extent such Options were exercisable prior to the date of the Proposal Notice, and (B) to the extent that any Options not exercised prior to such abandonment shall have become exercisable solely by operation of this Section 11.3, such exercisability shall be deemed annulled, and the exercisability provisions otherwise in effect shall be reinstituted, as of the date of such abandonment.

ARTICLE 12.

AWARDS UNDER OTHER PLANS

      The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 13.

LIMITATION ON RIGHTS

      13.1     Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

      13.2     Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

      13.3     Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 14.

WITHHOLDING TAXES.

      14.1     General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

      14.2     Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 15.

PLAN TERM; AMENDMENT AND TERMINATION.

      15.1     Term of the Plan. The Plan, as set forth herein, shall become effective as of the date it is adopted by the Board, and shall remain in effect until it is terminated under Section 15.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 that was approved by the Company’s stockholders.

      15.2     Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules or requirements of any applicable governmental authority or listing organization governing the trading of the Company’s stock. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

      The Committee may amend the terms of any Award theretofore granted (and the Award agreement with respect thereto), prospectively or retroactively, but subject to Section 11.1 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent and no such amendment may effect a repricing of any Award without approval of the Company’s stockholders.

ARTICLE 16.

LIMITATION ON CHANGE IN CONTROL PAYMENTS.

      16.1     Scope of Limitation. This Article 16 shall apply to an Award only if:

(a) The independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 16 than it was before the application of this Article 16; or

(b) The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 16 (regardless of the after-tax value of such Award to the Participant).

If this Article 16 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

      16.2     Basic Rule. In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 16, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

      16.3     Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 16, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 16 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

      16.4     Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, the Participant shall repay such Overpayment to the Company; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount that is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

      16.5     Related Corporations. For purposes of this Article 16, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 17.

DEFINITIONS.

      17.1     “Affiliate” means any Parent or Subsidiary.

      17.2     “Award” means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

      17.3     “Board” means the Company’s Board of Directors, as constituted from time to time.

      17.4     “Cause” means (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (c) gross negligence, (d) willful misconduct or (e) a failure to perform assigned duties that continues after the Participant has received written notice of such failure from the Board or its designee. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Affiliate employing the Participant) may consider as grounds for the discharge of the Participant without Cause.

      17.5     “Change in Control” means:

(a) A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated pursuant to the Exchange Act as in effect on the date this Plan was initially adopted; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any Acquiring Person hereafter becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company’s voting securities; or

(b) During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by the Company’s stockholders of each new Director was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of the period; or

(c) There shall be consummated (i) any consolidation, merger or exchange involving the Company in which the Company is not the continuing or surviving corporation or pursuant to which voting securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of voting securities immediately prior to the merger have the same, or substantially the same, proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or

(d) Approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

      17.6 “Code” means the Internal Revenue Code of 1986, as amended.

      17.7 “Committee” means a committee of the Board, as described in Article 2.

      17.8 “Common Share” means one share of the common stock of the Company.

      17.9 “Company” means The Greenbrier Companies, Inc. a Delaware corporation.

      17.10 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

      17.11 “Director” means a member of the Board.

      17.12 “Disability” means the condition of being permanently disabled within the meaning of Code Section 22(e)(3), namely being unable to engage in any substantial gainful employment be reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months.

      17.13 “Eligible Director” means a non-employee Director within the meaning of Rule 16b-3 (or its successor) under the Exchange Act.

      17.14 “Employee” means a common-law employee of the Company or an Affiliate.

      17.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      17.16 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

      17.17 “Fair Market Value” means, as of any specified date, the mean of the reported high and low sales prices of the Company’s common stock on the composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the common stock are so reported. If the common stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported closing bid and asked prices of common stock on that date, or if no prices are reported on that date, on the last preceding date on which such prices of Common Stock are so reported. In the event common stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

      17.18 “Involuntary Termination” means the termination of the Participant’s Service by reason of:

(a) The involuntary discharge of the Participant by the Company (or the Affiliate employing him or her) for reasons other than Cause; or

(b) The voluntary resignation of the Participant following (i) a material adverse change in his or her title, position, authority or responsibilities with the Company (or the Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 30 miles.

      17.19 “ISO” means an incentive stock option described in section 422(b) of the Code.

      17.20 “NSO” means a stock option not described in sections 422 or 423 of the Code.

      17.21 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

      17.22 “Optionee” means an individual or estate who holds an Option or SAR.

      17.23 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

      17.24 “Participant” means an individual or estate who holds an Award.

      17.25 “Plan” means this 2005 Stock Incentive Plan, as amended from time to time.

      17.26 “Restricted Share” means a Common Share awarded under the Plan.

      17.27 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

      17.28 “SAR” means a stock appreciation right granted under the Plan.

      17.29 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

      17.30 “Service” means service as an Employee, Director or Consultant.

      17.31 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

      17.32 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

      17.33 “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

      17.34 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 18.

EXECUTION.

      To record the adoption of the Plan by the Board on November 9, 2004, the Company has caused its duly authorized officer to execute this document in the name of the Company.

THE GREENBRIER COMPANIES, INC.

/s/ William A. Furman

WILLIAM A. FURMAN

TITLE:	PRESIDENT AND CHIEF EXECUTIVE OFFICER

PROXY

The Greenbrier Companies, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JANUARY 11, 2005

Solicited on Behalf of the Board of Directors of the Company

P
R
O
X
Y

The undersigned hereby appoints William A. Furman, A. Daniel O’Neal and C. Bruce Ward as proxies, each with full power of substitution, to vote all of the Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Greenbrier Companies, Inc. to be held on Tuesday, January 11, 2005 beginning at 2:00 P.M. Portland time and at any adjournments or postponements thereof:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR APPROVING THE GREENBRIER COMPANIES, INC. 2005 STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

PLEASE VOTE, SIGN, AND RETURN THIS PROXY

SEE REVERSE SIDE

1. ELECT TWO DIRECTORS:

Instruction: To withhold authority to vote for an individual nominee, strike a line through the nominee’s name below.

Victor G. Atiyeh                                         Benjamin R. Whiteley

2. APPROVE The Greenbrier Companies, Inc. 2005 Stock Incentive Plan.

3. RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the Company’s independent auditors for 2005.

4. In their discretion, upon such other business as may properly come before the meeting, or at any adjournment or postponements thereof.

VOTE FOR all nominees		WITHHOLD
listed (except as marked		AUTHORITY to vote
to the contrary below).		for all nominees listed.
☐		☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

☐	☐	☐

☐	☐	☐

Date

Signature

Signature

Please date and sign exactly as your name or names appear on the left. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE